UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2017

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The voting results for the matters voted on at the 2017 Annual Meeting of Stockholders of Moody’s Corporation (the “Company”) held on April 25, 2017 are as follows:

1.	Nine directors were elected to serve one-year terms expiring at the Company’s 2018 Annual Meeting of Stockholders as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Basil L. Anderson	158,467,542	2,682,056	73,245	11,125,191
Jorge A. Bermudez	161,039,736	106,481	76,625	11,125,192
Darrell Duffie, Ph.D.	161,057,331	97,033	68,478	11,125,192
Kathryn M. Hill	160,917,326	242,349	63,169	11,125,190
Ewald Kist	158,965,550	2,175,778	81,516	11,125,190
Raymond W. McDaniel, Jr.	160,818,504	332,055	72,284	11,125,191
Henry A. McKinnell, Jr., Ph.D.	154,658,466	6,205,444	358,933	11,125,191
Leslie F. Seidman	161,069,610	88,530	64,703	11,125,191
Bruce Van Saun	160,976,829	173,546	72,467	11,125,192

2.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2017 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
171,529,427	654,976	163,631	0

3.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
152,245,010	4,999,590	3,978,004	11,125,430

4.	The advisory resolution on the frequency of future advisory resolutions approving executive compensation was voted on as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
151,455,683	602,682	8,981,668	175,881	11,125,427

In light of these voting results, the Company plans to hold future advisory votes approving executive compensation annually until the next required vote on the frequency of such advisory votes, or until the Board of Directors of the Company otherwise determines that a different frequency is in the best interests of the Company and its stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: May 1, 2017